UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2025

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware	000-26099	94-3327828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West Pine Street, Lodi, California	95240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (209) 367-2300

Former name or former address, if changed since last report
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Farmers & Merchants Bancorp announced today that Calvin (“Kelly”) Suess, the Company’s longest serving current member of the Board of Directors, has tendered his resignation effective at the next Board of Directors Meeting to be held on January 14, 2025 after having served on the board for 35 years.

As part of normal succession planning and preparation, the Board’s nominating committee is in the final stages of appointing a new member to the Board of Directors and expects to make an announcement before the end of January 2025. The new board member will then be up for a shareholder approval vote at the 2025 annual shareholders meeting.

Item 7.01	Regulation FD Disclosure.

On January 8, 2025, the Company issued a press release announcing the resignation of longtime board member, Calvin (“Kelly”) Suess.  A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

99.1	Press release, dated January 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS & MERCHANTS BANCORP

	By	/s/ Bart R. Olson

Bart R. Olson
Executive Vice President
& Chief Financial Officer

Date: January 8, 2025